UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

OFG Bancorp

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Annual Meeting Adjournment

OFG BANCORP

On March 11, 2020, OFG Bancorp (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission in connection with its 2020 Annual Meeting of Shareholders, which was convened and immediately adjourned for a second time on May 20, 2020 (the “Annual Meeting”). On May 20, 2020, the Company issued a press release announcing that the Annual Meeting was adjourned until June 1, 2020 at 2:00 PM (Eastern Time) and that it will be held solely by means of remote communication, in a virtual meeting format only. Attached is a copy of the press release. The Company is providing this supplement to broadly disseminate that information.

OFG Bancorp Announces Virtual Annual Meeting Details

SAN JUAN, Puerto Rico, May 20, 2020 – OFG Bancorp (NYSE: OFG) today announced that due to continued public health concerns and government actions related to the Covid-19 pandemic, it adjourned its physical annual meeting today and plans to hold a virtual one at 2:00 PM ET, Monday, June 1, 2020.

Stockholders of record and beneficial holders of common stock as of the close of business on February 27, 2020 can attend and participate in a listen-only mode at www.virtualshareholdermeeting.com/OFG2020, which will go live at least 15 minutes before the meeting. To be admitted to the website and vote at the virtual meeting, stockholders need to log in with their 16-digit control number, which can be found on the proxy card, voting instruction form, or other notices stockholders received previously. Those without a control number may log in as guests but will not be able to vote. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares.

OFG encourages stockholders to vote and submit their proxies in advance of the meeting by methods described in the proxy materials. The proxy card included with the materials previously distributed may continue to be used to vote in connection with the meeting. If stockholders have already voted, no additional action is required. Further details regarding participation, including how to demonstrate your ownership of our common stock as of the record date, will be available at www.virtualshareholdermeeting.com/OFG2020.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) changes to the financial condition of the government of Puerto Rico; (iv) amendments to the fiscal plan approved by the Financial Oversight and Management Board of Puerto Rico; (v) determinations in the court-supervised debt-restructuring process under Title III of PROMESA for the Puerto Rico government and all of its agencies, including some of its public corporations; (vi) the amount of government, private and philanthropic financial assistance for the reconstruction of Puerto Rico’s critical infrastructure, which suffered catastrophic damages caused by hurricane Maria; (vii) the pace and magnitude of Puerto Rico’s economic recovery; (viii) the potential impact of damages from future hurricanes and natural disasters in Puerto Rico; (ix) the fiscal and monetary policies of the federal government and its agencies; (x) changes in federal bank regulatory and supervisory policies, including required levels of capital; (xi) the relative strength or weakness of the commercial and consumer credit sectors and the real estate market in Puerto Rico; (xii) the performance of the stock and bond markets; (xiii) competition in the financial services industry; (xiv) possible legislative, tax or regulatory changes; and (xv) the impact of the coronavirus pandemic.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2019, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 56th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S., Puerto Rico and U.S. Virgin Islands banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a wide range of retail and commercial banking, lending and wealth management products, services, and technology, primarily in Puerto Rico and U.S. Virgin Islands. Visit us at www.ofgbancorp.com.

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Contacts

Puerto Rico & USVI: Idalis Montalvo (idalis.montalvo@orientalbank.com) at (787) 777-2847

US: Gary Fishman (gfishman@ofgbancorp.com) and Steven Anreder

(sanreder@ofgbancorp.com) at (212) 532-3232

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